PROSPECTUS and				PRICING SUPPLEMENT NO. 45
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated June 18, 1997			Dated January 8, 1999
CUSIP: 24422EKN8				Commission File No.: 333-28145
Filed pursuant to Rule 424(b)(3)

                        U.S. $247,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				12 January 1999

Maturity Date:					12 January 2001

Principal Amount:					$25,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 20.5 Basis Points

Initial Interest Determination Date:	8 January 1999

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 12th
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 12th
							(or next business day)

Redemption Provisions:				None

Plan of Distribution:				Chase Securities Inc.
has purchased the Senior Notes
as principal at a purchase
price of 100% of the
aggregate principal amount
of the Senior Notes.


Chase Securities Inc.

(The Chase Manhattan Bank acts as a Trustee under the Indenture for the Notes. See, Description of Debt Securities "The Trustees under the Indentures". Hans W. Becherer, Chairman of the Capital Corporation and Deere & Company and John R. Stafford, a director of Deere & Company, are directors of the Trustee and its parent, The Chase Manhattan Bank Corporation.)